Second Quarter 2019 Earnings Conference Call August 8, 2019

Forward-Looking Statements and Use of Non-GAAP Measures Certain statements contained in this presentation may qualify as “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact should be considered forward-looking statements made in good faith and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Words such as “anticipate”, “believe”, “expect”, “estimate”, “forecast”, “goal”, “intend”, “objective”, “plan”, “project”, “seek”, “strategy”, “target”, “will” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. These risks and uncertainties include, but are not limited to, the following: general economic conditions on an international, national, state and local level; weather conditions in our marketing areas; changes in commodity costs; changes in the availability of natural gas; “non-routine” or “extraordinary” disruptions in our distribution system; regulatory, legislative and court decisions; competition; the availability and cost of capital; costs and effects of legal proceedings and environmental liabilities; the failure of customers or suppliers to fulfill their contractual obligations; and changes in business strategies. These cautionary statements should not be construed by you to be exhaustive. While SJI believes these forward-looking statements to be reasonable, there can be no assurance that they will approximate actual experience. Further, SJI undertakes no obligation to update or revise any of its forward-looking statements, whether as a result of new information, future events or otherwise. This presentation includes certain non-GAAP financial measures, which the Company believes are useful in evaluating its performance. You should not consider the presentation of this additional information in isolation or as a substitute for results prepared in accordance with GAAP. The Company has provided reconciliations of comparable GAAP to non-GAAP measures in tables found later in this presentation. Investor Contact: Investor Contact: Daniel Fidell Eric Jacobson 609-561-9000 x7027 609-561-9000 x4363 dfidell@sjindustries.com ejacobson@sjindustries.com 2

Financial Performance | 2Q'19 Summary

2Q 2019 Earnings

- GAAP earnings of ($0.14) per diluted share compared to ($1.12) per diluted share in 2018
- Economic earnings of ($0.13) per diluted share compared to $0.07 per diluted share in 2018
- The variance reflects ETG and Elkton operations and financing, non-core asset sales and lower wholesale results partly offset by increased profitability from South Jersey Gas and Midstream operations

Accomplishments

- ✓ Advanced integration of ETG and ELK acquisitions
- ✓ Filed ETG base rate case
- ✓ Received BPU approval to implement ETG Infrastructure Investment Plan (IIP)
- ✓ Strengthened balance sheet using proceeds from solar and retail gas marketing asset sales for repayment of debt
- ✓ Continued progress on supply and system redundancy project alternatives for SJG

Guidance

- ✓ Reaffirmed 2019 economic earnings per diluted share guidance of $1.05-$1.15, driven by regulated operations
- ✓ Reaffirmed 2020 economic earnings per diluted share guidance of $1.53-$1.67, driven by growth from regulated operations, regulatory initiatives and business transformation benefits

Second Quarter Ended June 30

	Millions			Per Diluted Share		
GAAP Earnings	2019	2018	+/-	2019	2018	+/-
SJI UTILITIES	($1.9)	$1.6	($3.5)	($0.02)	$0.02	($0.04)
SOUTH JERSEY GAS (SJG)	$2.0	$1.6	$0.4	$0.02	$0.02	$0.00
ELIZABETHTOWN GAS (ETG)	($3.9)	$0.0	($3.9)	($0.04)	$0.00	($0.04)
ELKTON GAS (ELK)	$0.0	$0.0	$0.0	$0.00	$0.00	$0.00
MIDSTREAM	$1.0	$0.9	$0.1	$0.01	$0.01	($0.00)
ENERGY GROUP	($2.9)	($5.7)	$2.9	($0.03)	($0.07)	$0.04
ENERGY SERVICES	$0.5	($77.5)	$78.0	$0.01	($0.92)	$0.93
OTHER	($10.0)	($13.1)	$3.0	($0.11)	($0.16)	$0.05
	($13.3)	**($93.8)**	**$80.5**	**($0.14)**	**($1.12)**	**$0.98**

Second Quarter Ended June 30

	Millions			Per Diluted Share		
Economic Earnings	2019	2018	+/-	2019	2018	+/-
SJI UTILITIES	($1.9)	$1.6	($3.5)	($0.02)	$0.02	($0.04)
SOUTH JERSEY GAS (SJG)	$2.0	$1.6	$0.4	$0.02	$0.02	$0.00
ELIZABETHTOWN GAS (ETG)	($3.9)	$0.0	($3.9)	($0.04)	$0.00	($0.04)
ELKTON GAS (ELK)	$0.0	$0.0	$0.0	$0.00	$0.00	$0.00
MIDSTREAM	$1.0	$0.9	$0.1	$0.01	$0.01	($0.00)
ENERGY GROUP	($2.0)	$0.2	($2.3)	($0.02)	$0.00	($0.02)
FUEL SUPPLY MANAGEMENT	$2.0	$1.4	$0.6	$0.02	$0.02	$0.00
WHOLESALE MARKETING	($4.0)	($0.6)	($3.4)	($0.04)	($0.01)	($0.04)
RETAIL MARKETING	($0.1)	($0.6)	$0.6	($0.00)	($0.01)	$0.01
OTHER	($0.0)	$0.0	($0.1)	($0.00)	$0.00	($0.00)
ENERGY SERVICES	($1.3)	$2.8	($4.0)	($0.01)	$0.04	($0.05)
CHP	($0.2)	$0.2	($0.4)	($0.00)	$0.00	($0.01)
SOLAR	($0.3)	$2.8	($3.0)	($0.00)	$0.03	($0.04)
LANDFILL	($1.3)	($0.7)	($0.7)	($0.01)	($0.01)	($0.01)
ACCOUNT SERVICES	$0.5	$0.5	$0.1	$0.01	$0.01	$0.00
OTHER	($8.0)	$0.0	($8.0)	($0.09)	$0.00	($0.09)
	($12.2)	**$5.5**	**($17.7)**	**($0.13)**	**$0.07**	**($0.20)**

Note: Earnings are in millions. Amounts and/or EPS may not add due to rounding.

3

SJI

Economic Earnings Bridge | Q2’18 to Q2’19 • Utility variance reflects SJG improvement of $0.4 million tied to customer growth and infrastructure investment offset by ETG contribution of $(3.9) tied to timing pressures from acquisition-related financing and operating costs • Midstream variance reflects AFUDC for PennEast Pipeline project • Non-Utility variance largely reflects lower wholesale margins on daily energy trading activities tied to tighter spreads and absence of solar assets divested in 2018 partially offset by improved fuel supply management and retail marketing results • Other variance reflects acquisition-related financing costs net of debt repayments from asset sales 4

Financial Performance | YTD'19 Summary

YTD 2019 Earnings

- GAAP earnings of $0.79 per diluted share compared to $0.21 per diluted share in 2018
- Economic earnings of $0.95 per diluted share compared to $1.29 per diluted share in 2018
- The variance reflects increased profitability from regulated operations offset by decreased profitability from non-regulated operations and impact of acquisition-related financing

2019 Accomplishments

- ✓ Advanced integration of ETG and ELK acquisitions
- ✓ Received BPU approval to implement ETG Infrastructure Investment Plan (IIP)
- ✓ Filed ETG base rate case
- ✓ Strengthened balance sheet using proceeds from equity forward and non-core asset sales
- ✓ Continued progress on supply and system redundancy project alternatives for SJG

Remaining Priorities

- Complete review of remaining non-core, non-regulated businesses
- Complete ETG base rate case
- Complete review of redundancy project alternatives
- Complete TSA exit
- Increase cost savings from business transformation initiatives
- Review adjustments to NJ Energy Master Plan (EMP)

Year-to-Date Period Ended June 30

	Millions			Per Diluted Share		
GAAP Earnings	2019	2018	+/-	2019	2018	+/-
SJI UTILITIES	$98.1	$68.3	$29.8	$1.07	$0.83	$0.24
SOUTH JERSEY GAS (SJG)	$70.7	$68.3	$2.4	$0.77	$0.83	($0.06)
ELIZABETHTOWN GAS (ETG)	$27.0	$0.0	$27.0	$0.29	$0.00	$0.29
ELKTON GAS (ELK)	$0.4	$0.0	$0.4	$0.00	$0.00	$0.00
MIDSTREAM	$2.0	$1.2	$0.8	$0.02	$0.02	$0.01
ENERGY GROUP	($4.8)	$46.8	($51.6)	($0.05)	$0.57	($0.62)
ENERGY SERVICES	($0.2)	($80.2)	$80.0	($0.00)	($0.97)	$0.97
OTHER	($22.7)	($18.6)	($4.1)	($0.25)	($0.24)	($0.01)
	$72.4	**$17.5**	**$54.9**	**$0.79**	**$0.21**	**$0.58**

Year-to-Date Period Ended June 30

	Millions			Per Diluted Share		
Economic Earnings	2019	2018	+/-	2019	2018	+/-
SJI UTILITIES	$98.1	$68.3	$29.8	$1.07	$0.83	$0.24
SOUTH JERSEY GAS (SJG)	$70.7	$68.3	$2.4	$0.77	$0.83	($0.06)
ELIZABETHTOWN GAS (ETG)	$27.0	$0.0	$27.0	$0.29	$0.00	$0.29
ELKTON GAS (ELK)	$0.4	$0.0	$0.4	$0.00	$0.00	$0.00
MIDSTREAM	$2.0	$1.2	$0.8	$0.02	$0.02	$0.01
ENERGY GROUP	$5.5	$36.2	($30.6)	$0.06	$0.44	($0.38)
FUEL SUPPLY MANAGEMENT	$4.8	$4.3	$0.5	$0.05	$0.05	$0.00
WHOLESALE MARKETING	$0.5	$32.6	($32.1)	$0.00	$0.40	($0.39)
RETAIL MARKETING	$0.2	($0.8)	$1.0	$0.00	($0.01)	$0.01
OTHER	$0.1	$0.1	($0.0)	$0.00	$0.00	($0.00)
ENERGY SERVICES	($2.0)	$0.1	($2.1)	($0.02)	$0.00	($0.02)
CHP	$0.1	$0.4	($0.3)	$0.00	$0.00	($0.00)
SOLAR	($1.1)	$0.3	($1.4)	($0.01)	$0.00	($0.02)
LANDFILL	($2.2)	($1.5)	($0.6)	($0.02)	($0.02)	($0.00)
ACCOUNT SERVICES	$1.2	$0.9	$0.2	$0.01	$0.01	$0.00
OTHER	($16.4)	$0.1	($16.5)	($0.18)	$0.00	($0.18)
	$87.2	**$105.9**	**($18.7)**	**$0.95**	**$1.29**	**($0.34)**

Note: Earnings are in millions. Amounts and/or EPS may not add due to rounding.

5

SJI

Economic Earnings Bridge | YTD’18 to YTD’19 • Utility variance reflects SJG improvement of $2.4 million tied to customer growth and infrastructure investment and ETG/ELK contribution of $27.4 million partially offset by higher operating costs • Midstream variance reflects AFUDC for PennEast Pipeline project • Non-Utility variance largely reflects lower wholesale margins on daily energy trading activities tied to tighter spreads, lack of sustained cold weather and associated volatility, new pipeline operating rules that limited asset optimization, legacy contract headwinds and sale of non-regulated solar and retail gas assets in 2018 • Other variance reflects acquisition-related financing costs net of debt repayments from asset sales 6

Regulatory Initiatives | ETG Infrastructure Modernization ➢ Infrastructure Investment Program (IIP; 2019-2024) • Consistent with acquisition approval, SJI was required to develop a plan to address remaining aging infrastructure at ETG • In June 2019, NJBPU authorized $300M, five-year infrastructure replacement program effective July 1, 2019 through June 30, 2024 • Authorized IIP program includes replacement of up to 250 miles of cast iron and bare steel mains and related services in ETG system, as well as installation of excess flow valves on new service lines • Timely recovery of investment on annual basis through separate rider recovery mechanism, with new rates effective on October 1 7

Regulatory Initiatives | ETG Base Rate Case ➢ Request Details • Delivering safe, reliable, affordable natural gas service requires investments to replace aging mains, support compliance with State and Federal system integrity and safety regulations, and implement measures that improve the overall ETG customer experience • In April, ETG filed a petition with the NJBPU requesting a revenue increase of approximately $65 million to recognize the infrastructure investments made to maintain the safety and reliability of its natural gas delivery system • Request includes approximately $346 million net plant additions not included in rates established in ETG’s last base rate case (i.e., plant additions associated with the period October 1, 2017 through February 29, 2020) • Assumes an overall rate of return of 7.6%, a return on equity of 10.4% and a 52.5% equity ratio • Test Year September 1, 2018 through August 31, 2019 ➢ Notable Considerations • Proposed rates will still result in a 10.1% lower gas bill for a residential heat customer compared to rates in effect a decade ago • As part of the acquisition, ETG customers received bill credits totaling $15 million in 2018 • Currently, average annual natural gas bills for ETG customers are among the lowest in the state • For three years in a row, ETG has ranked highest in customer satisfaction for residential gas service among east midsize utilities by J.D. Power and Associates ➢ Current Status: Case is proceeding on track; Settlement conferences are scheduled to begin later this summer, with a resolution expected later this year, in line with precedent from prior cases 8

Regulatory Initiatives | 2019/2020

Company	Filing Type	Objective	Filing/Submitted Date	Expected Outcome Date
Elizabethtown Gas	**Infrastructure Replacement**	**Safety and Modernization**	**Filed October 2018**	**June 2019 Order/ Effective July 1, 2019**
Elizabethtown Gas	**Base Rate Case**	**System Reliability and Growth**	**Filed April 2019**	Q4 2019/Q1 2020
South Jersey Gas	**Annual Recovery of Infrastructure Programs**	**Safety and Modernization**	**Filed Q2 2019**	Q4 2019
South Jersey Gas	Engineering/Route Approval For LNG Redundancy Project	Supply Redundancy	Late 2019	Q2 2020
South Jersey Gas	Base Rate Case *	System Reliability and Growth	Early 2020	Q4 2020
South Jersey Gas / Elizabethtown Gas	Annual Recovery of Infrastructure Programs	Safety and Modernization	Q2 2020	Q4 2020

*** South Jersey Gas**

- *Pursuant to the AIRP II Extension Order, SJG is required to file next base rate case no later than November 2020*
- *Estimated to include ~$340M incremental plant additions since the last base rate case approval, excluding AIRP II & SHARP II*

9

SJI

Midstream | PennEast Pipeline

➢ Project Description

- 20% equity owner in $1.0B+, 1 BCF, 120-mile interstate pipeline from Marcellus region of Pennsylvania into New Jersey
- Access to low cost supply; benefits customers and local economies
- $200M+ investment with FERC level returns projected
- 90%+ subscribed; 80%+ capacity under 15-year agreements
- Approved by FERC – January 2018

➢ Project Milestones

- Pennsylvania Department of Environmental Protection has determined that the applications are administratively complete and is performing its technical review
- The Project has completed all land surveys in New Jersey and plans to resubmit its application to the New Jersey Department of Environmental Protection (NJDEP) in August

➢ ***Current Status: Project remains on track to commence construction once all necessary approvals have been received***


Tennessee
Transco
Compressor: 47,700 HP (ISO)
PennEast Pipeline
Texas Eastern
Columbia
Transco
Millennium
Algonquin

10

SJI

Guidance | 2019 Reaffirmed ❖ SJI reaffirms its expectation for 2019 economic earnings in the range of $98 million to $107 million, or $1.05 to $1.15 per diluted share. ❖ Economic earnings guidance primarily reflects 1) regulated operations that represent 80-85% of economic earnings excluding acquisition-related interest costs, 2) costs associated with the transition services agreement we have with Southern which we intend to exit by early 2020, 3) financing and operational requirements associated with our ETG/ELK acquisitions and divestitures of non-core nonregulated businesses and 4) timing associated with the execution and implementation of our regulatory strategy. ❖ SJI reaffirms capital expenditures are expected to be approximately $530 million in 2019. Investments in our regulated businesses are expected to represent more than 97 percent of capital expenditures. Following our equity forward draw in January, SJI does not anticipate any additional equity issuances in 2019. 11

Guidance | Economic Earnings Bridge - 2018 to 2019 Midpoints $102 • Utility variance reflects full-year benefit of ETG and ELK operations, customer growth, infrastructure investment, and benefits from ongoing business transformation initiatives • Midstream variance reflects AFUDC for PennEast Pipeline project • Non-Utility variance reflects additional fuel management contracts, tighter wholesale spreads, legacy marketing contract headwinds and non-core asset divestitures • Other variance reflects full-year impact of acquisition financing costs, net of anticipated debt repayments from asset sales 12

Guidance | 2020 Reaffirmed ❖ SJI expects 2020 economic earnings in the range of $147 million to $160 million, or $1.53 to $1.67 per diluted share. ❖ Economic earnings guidance primarily reflects 1) regulated operations that represent approximately 80% of earnings excluding acquisition-related interest costs, 2) accelerated utility customer growth and infrastructure replacement at both ETG and SJG, 3) execution of our regulatory strategy including base utility investment, 4) increased contribution from fuel management and a reshaped wholesale portfolio, and 5) lower operating costs driven by our business transformation activities. ❖ SJI reaffirms capital expenditures are expected to be approximately $565 million in 2020. Investments in our regulated businesses are again expected to represent more than 97 percent of capital expenditures, with an equity issuance planned to support a utility redundancy project. 13

Guidance | Economic Earnings Bridge - 2019 to 2020 Midpoints • Utility variance reflects customer growth, infrastructure investment, TSA exit, benefits from business transformation activities and execution of regulatory initiatives, including ETG IIP and ETG base rate case • Non-Utility variance primarily reflects increased contribution from fuel management, a reshaped wholesale portfolio and expiration of legacy marketing contracts • Midstream variance reflects contributions from PennEast Pipeline project • Other variance reflects impact of acquisition financing costs offset by debt repayments from asset sales 14

Guidance | Capital Expenditures Targeting Approximately $1.1B Over the Next Two Years, with more than 97% of Total Spending on Regulated Utility and FERC-Regulated Pipeline Investments SJI Consolidated Capital Expenditures By Business Segment $600 $565 $530 $22 $76 $500 $430 $14 $153 $400 $218 $160 Millions $300 $337 $200 $289 $257 $100 2018A 2019E 2020E Note: Midstream/Other capital expenditures includes South Jersey Gas Elizabethtown Gas Midstream/Other recognition of estimated PennEast project dividends. 15

Guidance | Long-Term Growth ❖ SJI expects economic earnings per share to increase by an average of 6 to 8 percent annually between 2018 and 2022; however, the timing and frequency of regulatory filings will impact the growth rate in any individual year. ❖ SJI’s rate base is expected to grow an average of 10 to 11 percent per year between 2018 and 2022. ❖ Capital expenditures are expected to be in the range of $500 million to $600 million per year between 2018 and 2022, with more than 97 percent of expenditures supporting regulated operations and projects. ❖ SJI expects its average annual dividend growth rate to be approximately 3 percent between 2018 and 2022, with a long- term target dividend payout ratio of 55 to 65 percent of economic earnings, all subject to its board of directors' approval. ❖ Our financial guidance for the periods discussed assume a continued conservative future view of wholesale markets, potential for revisions to PennEast construction schedules, and RC Cape May Holdings intent to discontinue the re- powering of the BL England facility with natural gas. ❖ Our financial guidance is also subject to the risks and uncertainties identified under “Forward-Looking Statements.” 16

Non-GAAP Financial Measures Management uses the non-generally accepted accounting principles (non-GAAP) financial measures of Economic Earnings and Economic Earnings per share when evaluating its results of operations. These non-GAAP financial measures should not be considered as an alternative to GAAP measures, such as net income, operating income, earnings per share from continuing operations or any other GAAP measure of liquidity or financial performance. Economic Earnings is a significant performance metric used by our management to indicate the amount and timing of income from continuing operations that we expect to earn after taking into account the impact of derivative instruments on the related transactions, those transactions or contractual arrangements where the true economic impact will be realized primarily in a future period or was realized in a previous period, and other events that management believes make period to period comparisons of SJI's operations difficult or potentially confusing. Specifically regarding derivatives, we believe that this financial measure indicates to investors the profitability of the entire derivative-related transaction and not just the portion that is subject to mark- to-market valuation under GAAP. We believe that considering only the change in market value on the derivative side of the transaction can produce a false sense as to the ultimate profitability of the total transaction as no change in value is reflected for the non-derivative portion of the transaction. We define Economic Earnings as: Income from continuing operations, (i) less the change in unrealized gains and plus the change in unrealized losses on all derivative transactions; (ii) less realized gains and plus realized losses on all commodity derivative transactions attributed to expected purchases of gas in storage to match the recognition of these gains and losses with the recognition of the related cost of the gas in storage in the period of withdrawal; (iii) less the impact of transactions or contractual arrangements where the true economic impact will be realized in a future period, along with other events that management believes make period to period comparisons of SJI's operations difficult or potentially confusing. Please refer to our annual report on form 10-k and other SEC filings where the reconciliations to GAAP earnings can be found. 17

Second Quarter 2019 Earnings Conference Call August 8, 2019